Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-224064, No. 333-217015, No. 333-210490, No. 333-203145, No. 333-194924, No. 333-187658, and No. 333-180896) and Form S-3 (No. 333-193456) of Splunk Inc. of our report dated March 27, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 27, 2019